Exhibit 1.1

11,565,072 shares

NATIONAL PENN BANCSHARES, INC.

Common Stock, no par value

UNDERWRITING AGREEMENT

March 16, 2015

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Warburg Pincus Private Equity X, L.P., a Delaware limited partnership (“WP X”), and Warburg Pincus X Partners, L.P. a Delaware limited partnership (“WP Partners,” and together with WP X, “Warburg Pincus”) propose to sell, respectively, the amount of shares (collectively, the “Stock”) of common stock, no par value per share (the “Common Stock”), of National Penn Bancshares, Inc., a Pennsylvania corporation (the “Company”), set forth opposite its name in Schedule 1 hereto. This agreement (this “Agreement”) is to confirm the agreement concerning the purchase of the Stock from WP X and WP Partners by J.P. Morgan Securities LLC (“Underwriter”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-181309), including the related preliminary prospectus or prospectus covering the registration of the Stock under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement has become effective under the 1933 Act and the Company has filed such post-effective amendments thereto as may be required prior to the execution of this Agreement and each such post-effective amendment is effective under the 1933 Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430B is referred to as “Rule 430B Information.” Each base prospectus and prospectus supplement used in connection with the offering of the Stock that omitted Rule 430B Information is referred to herein collectively as a “preliminary prospectus.” Such registration statement, at any given time, including any amendments thereto, including post-effective amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein at such time and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act, is referred to herein as the “Registration Statement;” provided, however, that the term “Registration Statement” without reference to a time means such registration statement as of the time of the first contract of sale for the Stock, which time shall be considered the “new effective date” of such registration statement with respect to the Underwriter and the

Stock (within the meaning of Rule 430B(f)(2)). The final base prospectus and the prospectus supplement, dated the date hereof, including the documents incorporated by reference therein, are referred to herein collectively as the “Prospectus.”

For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package (as defined herein) (or other references of like import) shall be deemed to include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package, as the case may be, prior to the execution of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package shall be deemed to include the filing of any document under the Securities 1934 Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in the Registration Statement, such preliminary prospectus, the Prospectus or the General Disclosure Package, as the case may be, after the execution of this Agreement.

1. Representations, Warranties and Agreements of the Company. (a) The Company represents and warrants to, and agrees with, the Underwriter as of the date hereof, as of the Applicable Time referred to in Section 1(a)(i) hereof, and as of the Delivery Date (as defined herein), that:

(i) Compliance with Registration Requirements. (A) (1) At the time of filing the Registration Statement and (2) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), the Company met the requirements for use of Form S-3 as set forth in General Instruction I.A to such form, (B) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Stock in reliance on the exemption of Rule 163 under the 1933 Act, the Company was a “well known seasoned issuer” as defined in Rule 405 under the 1933 Act, (C) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Stock, and (D) at the date hereof, the Company was not an “ineligible issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”). The Company satisfies the eligibility requirements for use of Form S-3 under the 1933 Act set forth in General Instruction I.A to such form and satisfies the transaction eligibility requirements for the use of Form S-3 as set forth in General Instruction I.B.1 to such form. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement and any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement and any post-effective amendments thereto became effective and at the Delivery Date, the Registration Statement and any amendments and supplements thereto complied, complies and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Delivery Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The Issuer-Represented General Free Writing Prospectus (as defined below) issued at or prior to the Applicable Time (as defined below) and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), as of the Applicable Time (as defined below) and the Delivery Date (as defined herein), will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” is as defined in Schedule 3 hereto.

“Statutory Prospectus” as of any time means the prospectus relating to the Stock that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b).

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Stock that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Stock or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors.

Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Stock or until any earlier date that the issuer notified or notifies the Underwriter, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus, the Statutory Prospectus or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, any preliminary prospectus, the Prospectus, any Issuer-Represented Free Writing Prospectus or the General Disclosure Package made in reliance upon and in conformity with written information furnished to the Company by (A) the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 10(f) hereof, or (B) WP X or WP Partners expressly for use therein, it being understood and agreed that the only such information furnished by WP X or WP Partners consists of the Selling Shareholder Information (as defined below).

(ii) Incorporated Documents. The documents that are incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, when they became effective or were filed with the Commission, as the case may be (or, if an amendment with respect to any such documents was filed or became effective, when such amendment was filed or became effective), complied and will comply in all material respects to the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued, at the Applicable Time and at the Delivery Date (as defined herein) did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iii) Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and Prospectus, together with the related schedules and notes, present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations, shareholders’ equity and cash flows for the periods specified; such financial statements, unless otherwise noted therein have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. No other financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package and the Prospectus. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus fairly present the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the books and records of the Company. To the extent applicable, all disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” as such term is defined by the rules and regulations of the Commission comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K under the 1933 Act. The interactive data in eXtensible Business Reporting Language included in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the required information and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(iv) Independent Accountants. KPMG LLP, the independent registered public accounting firm that certified the financial statements of the Company and its subsidiaries included in the Registration Statement, the General Disclosure Package and the Prospectus is an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations, and such accountants, with respect to the Company, are not and have not been in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the related rules and regulations of the Commission.

(v) Market Data. The statistical and market related data contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company believes are reliable and accurate.

(vi) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(vii) No Material Adverse Effect. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, (A) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development known to the Company that may reasonably be expected to cause a material adverse change, in or affecting the general affairs, management, earnings, business, properties, assets, consolidated financial position, business prospects, shareholders’ equity or results of operations of the Company and its subsidiaries (considered as one enterprise), whether or not arising in the ordinary course of business, or that would prevent, or be reasonably likely to prevent, the Company from consummating the transaction contemplated by this Agreement (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for quarterly dividends on the Company’s common stock, no par value, in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(viii) Title to Property. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all mortgages, pledges, security interests, claims, restrictions, liens, encumbrances and defects except such as are disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, and neither the Company nor any subsidiary has any written, or to the Company’s knowledge, oral notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or adversely affecting or questioning the rights of the Company or any such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(ix) Good Standing of the Company. The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, with respect to National Penn Bank (the “Bank”) and has been duly incorporated and is validly subsisting as a corporation in good standing under the laws of the jurisdiction of its incorporation, with the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(x) Good Standing of Subsidiaries. Each subsidiary of the Company has been duly incorporated or formed, as the case may be, and is validly existing as a corporation, limited liability company, trust company, statutory business trust or bank in good standing under the laws of the jurisdiction of its incorporation or formation and has the requisite power and authority to own, lease and operate its properties and to conduct its business as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. Each subsidiary of the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify, or be in good standing, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary that is a corporation has been duly authorized and validly issued, is fully paid and nonassessable, and all of the issued and outstanding capital stock or other equity interests of each subsidiary is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except any and all restrictions under applicable federal and state securities laws or under any statute, order, rule or regulation of any Governmental Entity having jurisdiction over the Company or any of its subsidiaries; the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. None of the outstanding shares of capital stock or other equity interests of any subsidiary was issued in violation of the preemptive or similar rights of any security holder or equity holder of such subsidiary. The activities of the subsidiaries of the Bank are permitted to subsidiaries of a national banking association. The deposit accounts of the Bank are insured up to the applicable limits by the Federal Deposit Insurance Corporation (the “FDIC”).

(xi) Capitalization. The authorized capital stock of the Company consists of 250,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, no par value per share (“Preferred Stock”). As of March 13, 2015, there are (i) 140,055,994 shares of Common Stock issued, (ii) 12,147,231 shares of Common Stock held in the Company’s treasury, and (iii) 2,426,920 shares of Common Stock reserved for issuance upon exercise of outstanding stock options. As of March 13, 2015, no shares of Preferred Stock are outstanding. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with federal and state securities laws; none of the issued and outstanding shares of capital stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. The description of the Company’s stock option, stock bonus and other stock plans or arrangements and the options or other rights granted thereunder, set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and Prospectus, accurately and fairly presents, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

(xii) Authorization of the Stock. The shares of the Stock to be sold to the Underwriter hereunder are duly authorized, validly issued, fully paid and non-assessable, conform to the description thereof contained in the Registration Statement, the General Disclosure Package and Prospectus, and were issued in compliance with federal and state securities laws, free of statutory and contractual preemptive rights, rights of first refusal and similar rights.

(xiii) No Breach or Default. The compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or result in a Repayment Event (as defined below) under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the articles of incorporation, certificate of incorporation, articles of association, articles of organization, or charter (as applicable) or bylaws of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any federal, state, local or foreign court, arbitrator, regulatory authority or governmental agency (each a “Governmental Entity”) or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except for those conflicts, breaches, violations, defaults or Repayment Events that would not result in a Material Adverse Effect. No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the 1933 Act of the Stock and except as may be required under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Stock by the Underwriter. As used herein, a “Repayment Event” means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

(xiv) Absence of Defaults or Conflicts. Neither the Company nor any of its subsidiaries is in violation of its articles of incorporation, certificate of incorporation, articles of association, articles of organization, or charter (as applicable) or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or to which any of the property or assets of the Company or any subsidiary is subject except for such violations or defaults that would not result in a Material Adverse Effect.

(xv) Compliance with Laws. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries are conducting their respective businesses in compliance in all material respects with all federal, state, local and foreign statutes, laws, rules, regulations, decisions, directives and orders applicable to them (including, without limitation, all regulations and orders of, or agreements with, the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the Equal Credit Opportunity Act, the Fair Housing Act, the Community

Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination and the Bank Secrecy Act and Title III of the USA Patriot Act), and neither the Company nor any of its subsidiaries has received any written, or to the Company’s knowledge, oral communication from any Governmental Entity asserting that the Company or any of its subsidiaries is not in material compliance with any statute, law, rule, regulation, decision, directive or order.

(xvi) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental actions or suits, investigations, inquiries or proceedings before or by any court or other Governmental Entity, now pending or, to the knowledge of the Company, threatened or contemplated, to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject (A) that is required to be disclosed in the Registration Statement by the 1933 Act or by the rules and regulations of the Commission thereunder and not disclosed therein or (B) which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect. All pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their property is the subject, either individually or in the aggregate, which are not described in the Registration Statement, including ordinary routine litigation incidental to their respective businesses, if determined adversely to the Company, would not have a Material Adverse Effect.

(xvii) Contracts; Exhibits. There are no contracts or documents of the Company or any of its subsidiaries which would be required to be described in the Registration Statement, any preliminary prospectus or the Prospectus or to be filed as exhibits to the Registration Statement by the 1933 Act or the 1933 Act Regulations which have not been so described and filed.

(xviii) Possession of Licenses and Permits. Each of the Company and its subsidiaries possess all permits, licenses, approvals, consents and other authorizations of (collectively, “Governmental Licenses”), and has made all filings, applications and registrations with, all Governmental Entities to permit the Company or such subsidiary to conduct the business now operated by the Company or its subsidiaries, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xix) Environmental Laws. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation in any material respect of any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, and (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries.

(xx) Possession of Intellectual Property. The Company and each of its subsidiaries own or possess adequate rights to use or can acquire on reasonable terms ownership or rights to use all material patents, patent applications, patent rights, licenses, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable property or confidential information, systems or procedures and excluding generally commercially available “off the shelf” software programs licensed pursuant to shrink wrap or “click and accept” licenses) and licenses (collectively, “Intellectual Property”) necessary for the conduct of their business as currently conducted, except where the failure to own or possess such rights would not, individually or in the aggregate, result in a Material Adverse Effect, and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of infringement or conflict with, any such rights of others or any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interest of the Company and its subsidiaries therein, except where such infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxi) Related Party Transactions. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required to be described in the Registration Statement, the General Disclosure Package and the Prospectus by the 1933 Act or the 1933 Act Regulations, which has not been so described.

(xxii) Investment Company Act. The Company is not an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended.

(xxiii) Prohibition on Dividends. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any order of any Governmental Entity (other than orders applicable to bank holding companies and their subsidiaries generally), under any applicable law, or under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company or any other subsidiary of the Company any loans or advances to such subsidiary or from transferring any of such subsidiary’s properties, assets or operations to the Company or any other subsidiary of the Company.

(xxiv) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxv) Anti-bribery Laws. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, employee or agent or other person associated with or acting on behalf of the Company or any of its subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xxvi) Internal Control Over Financial Reporting. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries (considered as one enterprise) maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (x) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (y) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxvii) Regulatory Matters. Neither the Company nor any of its subsidiaries is subject or is party to, or has received any written or, to the Company’s knowledge, oral notice or advice that any of them may become subject or party to any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, memorandum of understanding, consent agreement or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Governmental Entity charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including the FDIC) or the supervision or regulation of the Company or any of its subsidiaries that currently relates to or restricts in any material respect their business or their management or that in any manner relates to their capital adequacy or credit policies. There is no unresolved violation or exception by any such Governmental Entity with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries which, in the reasonable judgment of the Company, currently results in or is expected to result in a Material Adverse Effect.

(xxviii) ERISA. Any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below), are in compliance in all material respects with ERISA, except where failure to be in compliance with ERISA would not result in a Material Adverse Effect; “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). None of the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or approval letter from the Internal Revenue Service regarding its qualification under such section and nothing has occurred whether by action or failure to act, which would cause the loss of such qualification.

(xxix) Insurance. The Company and its subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they are engaged. Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Neither the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(xxx) Taxes. The Company and its consolidated subsidiaries and its other subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof, all such tax returns are true, complete and correct and have paid all taxes required to be paid by any of them (other than those which are being contested in good faith, for which appropriate reserves have been established or which if not paid, would not, individually or in the aggregate, have a Material Adverse Effect). The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(a)(iii) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries or any of its other subsidiaries has not been finally determined.

(xxxi) Labor Matters. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, which, in any case, may reasonably be expected to result in a Material Adverse Effect.

(xxxii) Money Laundering Laws. Each of the Company and its subsidiaries has not violated, and its participation in the offering will not violate, any anti-money laundering laws applicable to the Company and its subsidiaries, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder, and no action, suit or proceeding by or before any court or Governmental Entity, authority or body or any arbitrator involving the Company with respect to such anti-money laundering laws is pending or, to the best knowledge of the Company, threatened. Each of the Company, its subsidiaries and its affiliates has instituted and maintains policies and procedures designed to ensure continued compliance with anti-money laundering laws.

(xxxiii) OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is (A) an individual or entity currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”) or (B) located, organized or resident in a country or territory that is the subject of Sanctions. The Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any sanctions administered by OFAC.

(xxxiv) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the 1933 Act by reason of the filing of the Registration Statement with the Commission.

(xxxv) No Unauthorized Use of Prospectus. The Company has not distributed and, prior to the later to occur of (i) the Delivery Date or (ii) completion of the distribution of the Stock, will not distribute any prospectus (as such term is defined in the 1933 Act and the rules and regulations promulgated by the Commission thereunder) in connection with the offering and sale of the Stock other than the Registration Statement, any Preliminary Prospectus, the Prospectus or other materials, if any, permitted by the 1933 Act or by the rules and regulations promulgated by the Commission thereunder and approved by the Underwriter.

(xxxvi) No Stabilization or Manipulation. Neither the Company nor any of its subsidiaries, nor any affiliates (as such term is defined in Rule 501(b) under the 1933 Act) of the Company or its subsidiaries, has taken, directly or indirectly, any action designed to or that may reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(b) Any certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Stock shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Underwriter.

2. Representations, Warranties and Agreements of Warburg Pincus. WP X and WP Partners severally and not jointly represent, warrant and agree, in each case, solely as to WP X or WP Partners, as applicable, that:

(a) This Agreement has been duly authorized, executed and delivered by such party.

(b) Such party is the record and beneficial owner of the Stock to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims, and has duly endorsed such Stock in blank, and has full power and authority to sell its interest in such Stock, and, assuming that the Underwriter acquires its interest in the Stock it has purchased from such party without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), the Underwriter has purchased such Stock delivered on the Delivery Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Stock credited to the securities account or accounts of the Underwriter maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Stock purchased by the Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) to such Stock may be asserted against the Underwriter.

(c) Such party has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Stock.

(d) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the performance by such party of its obligations hereunder or the consummation by such party of the transactions contemplated by this Agreement, except the registration under the 1933 Act of the Stock and except as may be required under the rules and regulations of FINRA and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Stock by the Underwriter, and such other approvals as have been obtained.

(e) The sale of such party’s Stock, the compliance with all of the provisions of this Agreement and the consummation of any other of the transactions herein contemplated by such party have been authorized by all corporate action and, will not, whether with or without the giving of notice or the passage of time or both, conflict with or result in a breach or violation of the terms or provisions of, or constitute a default under (1) the limited partnership organizational documents of such party; (2) the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such party is a party or bound; or (3) any statute or any judgment, rule or regulation, order or decree applicable to such party of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such party, except in the case of clauses (2) and (3) above, for such conflict, breach, violation or default that would not reasonably be expected to have a material adverse effect on the sale of the Stock or the consummation of any other of the transactions contemplated in this Agreement.

(f) The General Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding anything to the contrary, with respect to such party, the preceding sentence applies only to statements in or omissions in the General Disclosure Package that are based upon information furnished to the Company by such party specifically for use therein, as applicable, it being understood and agreed that the only information furnished by such party consists solely of the information relating to such party under the caption “Selling Shareholders” in the General Disclosure Package (the “Selling Shareholder Information”). In addition, the sale of Stock by such party pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries that is not set forth in the General Disclosure Package and the Prospectus.

(g) Other than the Preliminary Prospectus and the Prospectus, such party (including its agents and representatives, other than the Underwriter in its capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Free Writing Prospectus, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act or Rule 134 under the 1933 Act or (ii) any other written communications approved in writing in advance by the Company and the Underwriter.

(h) As of the applicable effective date of the Registration Statement and any amendments or supplements thereto and at the Delivery Date, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the 1933 Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and at the Delivery Date, the Prospectus and any amendment or supplement thereto will not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding anything to the contrary set forth herein, with respect to such party, the preceding sentence applies only to statements or omissions in the Registration Statement and Prospectus that are based upon information furnished to the Company by such party specifically for use therein, as applicable, it being understood and agreed that the only information furnished by such party consists solely of the Selling Shareholder Information.

3. Purchase of the Stock by the Underwriter. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, each of WP X and WP Partners (each a “Seller”), severally and not jointly, hereby agrees to sell to the Underwriter, and the Underwriter, agrees to purchase from such Seller at a price per share as provided in Schedule 3 hereto (the “Purchase Price”) the number of shares of Stock to be sold by such Seller (as set forth opposite its name on Schedule 1 hereto).

Neither WP X nor WP Partners shall be obligated to deliver any of the Stock to be delivered on the Delivery Date, except upon payment for all such Stock to be purchased from such party on such Delivery Date as provided herein.

4. Offering of Stock by the Underwriter. Upon authorization by the Underwriter of the release of the Stock, the Underwriter proposes to offer the Stock for sale upon the terms and conditions to be set forth in the Prospectus. In connection with the transactions contemplated herein, the Underwriter shall not consummate any sale to a single investor in the aggregate of greater than 4.9% of the outstanding shares of the Company’s common stock. It being understood that, subject to the foregoing, this Section 4 shall not prevent the Underwriter from consummating any sale to an investor that currently holds more than 4.9% of the outstanding shares of the Company’s common stock or that, upon consummation of the sale to such investor by the Underwriter, will become the holder of more than 4.9% of the outstanding shares of the Company’s common stock.

5. Delivery of and Payment for the Stock. Delivery of and payment for the Stock shall be made at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Underwriter, the Company, WP X and WP Partners. This date and time are sometimes referred to as the “Delivery Date”. Delivery of the Stock shall be made to the account of the Underwriter against payment by the Underwriter of the respective aggregate purchase price of the Stock being sold by WP X and WP Partners to or upon the order of WP X and WP Partners of the purchase price by wire transfer in immediately available funds to the accounts specified by WP X and WP Partners. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter hereunder. Each of WP X and WP Partners shall deliver the Stock to be sold by such party through the facilities of the Depository Trust Company unless the Underwriter shall otherwise instruct.

6. Further Agreements of the Company and the Underwriter. (a) The Company agrees:

(i) To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the 1933 Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Delivery Date except as provided herein; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Underwriter with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer-Represented Free Writing Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose, of any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer-Represented Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer-Represented Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(ii) To pay the applicable Commission filing fees relating to the Stock within the time required by Rule 456(b)(1) without regard to the proviso therein;

(iii) [intentionally omitted];

(iv) To deliver promptly to the Underwriter such number of the following documents as the Underwriter shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer-Represented Free Writing Prospectus and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the 1934 Act any document incorporated by reference in the Prospectus in order to comply with the 1933 Act or the 1934 Act, to notify the Underwriter and, upon its request, to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

(v) To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Underwriter, be required by the 1933 Act or requested by the Commission;

(vi) To file promptly with the Nasdaq Stock Market, LLC an additional listing application for the Stock, if necessary, and to use its reasonable best efforts to effect the listing of the Stock on the Nasdaq Stock Market, LLC;

(vii) Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Underwriter and counsel for the Underwriter;

(viii) Not to make any offer relating to the Stock that would constitute an Issuer-Represented Free Writing Prospectus without the prior written consent of the Underwriter.

(ix) To comply with all applicable requirements of Rule 433 with respect to any Issuer-Represented Free Writing Prospectus; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer-Represented Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer-Represented Free Writing Prospectus, to notify the Underwriter and, upon its request, to file such document and to prepare and furnish without charge to the Underwriter as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Issuer-Represented Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

(x) Not later than 16 months after the date hereof, to make generally available to the Company’s security holders and to deliver to the Underwriter an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the 1933 Act Regulations;

(xi) Promptly from time to time to take such action as the Underwriter may reasonably request to qualify the Stock for offering and sale under the securities laws of Canada and such other jurisdictions as the Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;

(xii) For a period commencing on the date hereof and ending on the 60th day after the date of the Prospectus, not to, without the consent of the Underwriter, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person (other than any purchase by the Company of shares held by Warburg Pincus, LLC, WP X and WP Partners or any of their affiliates or any other party) at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Stock and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights not issued under one of those plans), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans existing on the date hereof), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company (other than any registration statement on Form S-8) or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Underwriter and to cause each officer and director of the Company set forth on Schedule 2 hereto to furnish to the Underwriter, prior to the Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”);

(b) The Underwriter agrees that it will not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405 (any “Free Writing Prospectus”)) used or referred to by the Underwriter without the prior written consent of the Company (any such issuer information with respect to the use of which the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such Free Writing Prospectus and (ii) “issuer information,” as used in this Section 6(b), shall not be deemed to include information prepared by or on behalf of the Underwriter on the basis of or derived from issuer information.

7. Further Agreements of Warburg Pincus. Each of WP X and WP Partners agrees, severally and not jointly, that such party will not, without the prior written consent of the Underwriter, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such party or any affiliate thereof directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the 1934 Act with respect to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period of 60 days after the date of this Agreement, other than shares of Common Stock disposed of as bona fide gifts approved by the Underwriter; provided, however, that (a) such party or any of its affiliates may sell shares of Common Stock in connection with a tender offer made by a third party for all of the shares of Common Stock of the Company, (b) such party may privately transfer shares of Common Stock as long as the acquirer of such shares agrees in writing to be bound by the obligations and restrictions set forth in this Section 7 and (c) Warburg Pincus, LLC and such party or any of their affiliates may sell shares of Common Stock to the Company. Such party will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Stock.

8. Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated (but subject to Section 13 below), to pay all reasonable out-of-pocket costs, expenses, fees and taxes incident to and in connection with (a) the sale and delivery of the Stock by WP X and WP Partners to the Underwriter; (b) the preparation, printing and filing under the 1933 Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer-Represented Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer-Represented Free Writing Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) any required review by FINRA of the terms of sale of the Stock (including related fees and expenses of counsel to the Underwriter in an amount that is not greater than $5,000); (f) the listing of the Stock on The Nasdaq Stock Market, LLC; (g) the qualification of the Stock under the securities laws of the several jurisdictions as provided in Section 6(a)(xi) and the preparation, printing and distribution of a Blue Sky Memorandum (including related reasonable fees and expenses of counsel to the Underwriter); (h) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, often in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Underwriter); (i) the investor presentations on any “electronic road show” undertaken in connection with the marketing of the Stock; and (j) all other reasonable out-of-pocket costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 8 and in Section 13, the Underwriter shall pay its own costs and expenses, including the costs and expenses of its counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriter, and any transfer taxes payable in connection with the issuance and sale of Stock to the Underwriter and reimburse the Company for its pro rata share of the fees and expenses paid by the Company in connection with the offering of the Stock; and provided further that in no event shall the Company be responsible for paying any discounts, selling commissions or stock transfer taxes applicable to the sale of the Stock or any fees and disbursements of counsel for any Selling Shareholder other than Wachtell, Lipton, Rosen & Katz.

9. Conditions of Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy, when made and on the Delivery Date, of the respective representations and warranties of the Company, WP X and WP Partners contained herein, to the performance by the Company, WP X and WP Partners of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a)(i); the Company shall have complied with all filing requirements applicable to any Issuer-Represented Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer-Represented Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement.

(b) The Underwriter shall not have discovered and disclosed to the Company on or prior to the Delivery Date that the Registration Statement, the Prospectus or the General Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Kilpatrick Townsend & Stockton LLP, counsel for the Underwriter, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement, the Prospectus and any Issuer-Represented Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriter, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Reed Smith LLP, as counsel to the Company, shall have furnished to the Underwriter its written opinion, addressed to the Underwriter and dated the Delivery Date, in form and substance reasonably satisfactory to the Underwriter, substantially in the form attached hereto as Exhibit B. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(e) WP X and WP Partners shall have requested and caused Wachtell, Lipton, Rosen & Katz to have furnished to the Underwriter an opinion, as counsel to such parties, addressed to the Underwriter and dated the Delivery Date, in form and substance reasonably satisfactory to the Underwriter, substantially in the form attached hereto as Exhibit C. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Selling Shareholders and their respective affiliates and certificates of public officials.

(f) Each of WP X and WP Partners shall have furnished to the Underwriter a certificate, signed by an authorized signatory of such party, dated the Delivery Date, to the effect that the signers of such certificates have carefully examined the Selling Shareholder Information and this Agreement, and that the representations and warranties of such party in this Agreement are true and correct in all material respects on and as of the Delivery Date to the same effect as if made on the Delivery Date.

(g) The Underwriter shall have received from Kilpatrick Townsend & Stockton LLP, counsel for the Underwriter, such opinion or opinions, dated the Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and the General Disclosure Package and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(h) At the time of execution of this Agreement, the Underwriter shall have received from KPMG LLP a letter, in form and substance reasonably satisfactory to the Underwriter, addressed to the Underwriter and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the 1933 Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(i) With respect to the letter of KPMG LLP referred to in the preceding paragraph and delivered to the Underwriter concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Underwriter a letter (the “bring-down letter”) of such accountants, addressed to the Underwriter and dated the Delivery Date (i) confirming that they are independent public accountants within the meaning of the 1933 Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(j) The Company shall have furnished to the Underwriter a certificate, dated the Delivery Date, of its Chief Executive Officer and its Chief Financial Officer to the effect that (i) there has been no Material Adverse Effect, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Delivery Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Delivery Date, and (iv) no stop order suspending the effectiveness of the Registration Statement or order preventing the use any preliminary prospectus, the Statutory Prospectus or the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission or other Governmental Entity;

(k) (i) Neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, shareholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(l) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Section 3(a)(62) of the 1934 Act), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(m) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or The Nasdaq Stock Market or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.

(n) The Nasdaq Stock Market, LLC Exchange shall have approved the Stock for listing, subject only to official notice of issuance.

(o) The Lock-Up Agreements between the Underwriter and the officers and directors of the Company set forth on Schedule 2, delivered to the Underwriter on or before the date of this Agreement, shall be in full force and effect on the Delivery Date.

(p) WP X and WP Partners shall have delivered to the Underwriter prior to the Delivery Date a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

10. Indemnification and Contribution.

(a) The Company shall indemnify and hold harmless the Underwriter, its directors, officers and employees and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which the Underwriter, director, officer, employee or controlling person may become subject, under the 1933 Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer-Represented Free Writing Prospectus or in any amendment or supplement thereto or (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by the Underwriter, (D) any “road show” (as defined in Rule 433) not constituting an Issuer-Represented Free Writing Prospectus (a “Non-Prospectus Road Show”) or (E) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Stock under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer-Represented Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer-Represented Free Writing Prospectus, General Disclosure Package or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, in reliance upon and in conformity with written information furnished to the Company by or on behalf (A) the Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 10(f), or (B) WP X or WP Partners specifically for inclusion therein, which information consists solely of the Selling Shareholder Information. The foregoing indemnity agreement is in addition to any liability which the Company, WP X or WP Partners may otherwise have to the Underwriter or to any director, officer, employee or controlling person of the Underwriter.

(b) Each of WP X and WP Partners, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each officer who signs the Registration Statement, the Underwriter, the directors, officers, employees and agents of the Underwriter and each person, who controls the Company or the Underwriter within the meaning of either the 1933 Act or the 1934 Act to the same extent as the foregoing indemnity from the Company to the Underwriter, mutatis mutandis, but, notwithstanding anything to the contrary, only with reference to the Selling Shareholder Information furnished to the Company by or on behalf of it specifically for inclusion in the documents referred to in the foregoing indemnity. The foregoing indemnity agreement is in addition to any liability which WP X or WP Partners may otherwise have to the Company, the Underwriter or to any director, officer, employee or controlling person of the Company or the Underwriter.

(c) The Underwriter shall indemnify and hold harmless the Company, each of its directors, each officer who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act and WP X and WP Partners, and each of their affiliates, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person or WP X or WP Partners or its affiliates may become subject, under the 1933 Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer-Represented Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer-Represented Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf the Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 10(f). The foregoing indemnity agreement is in addition to any liability that the Underwriter may otherwise have to the Company, any such director, officer, employee or controlling person of the Company, WP X, WP Partners or any affiliates of WP X or WP Partners.

(d) Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 10 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(e) If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), Section 10(b), Section 10(c) or Section 10(d) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, WP X and WP Partners, on the one hand, and the Underwriter, on the other, from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, WP X and WP Partners, on the one hand, and the Underwriter, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, WP X and WP Partners, on the one hand, and the Underwriter, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by WP X and WP Partners, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriter with respect to the shares of the Stock purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, WP X, WP Partners or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, WP X, WP Partners and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10(e) shall be deemed to include, for purposes of this Section 10(e) any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(e), the Underwriter shall not be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Stock underwritten by it exceeds the amount of any damages that the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 10(e), neither WP X nor WP Partners shall be obligated to make contributions hereunder that in the aggregate exceed the lesser of (i) the amount for which it would have been liable pursuant to paragraph (b) of this Section 10 had indemnification been available thereunder and (ii) the aggregate amount paid to it by the Underwriter pursuant to this Agreement to purchase its Stock. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The Underwriter confirms and the Company acknowledges and agrees that the statements regarding delivery of shares by the Underwriter set forth on the cover page of, and the allocation, concession and reallowance figures and the paragraph relating to stabilization by the Underwriter appearing under the caption “Underwriting” in, the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning the Underwriter furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.

11. [Reserved].

12. Termination. The obligations of the Underwriter hereunder may be terminated by the Underwriter by notice given to and received by the Company prior to delivery of and payment for the Stock if, prior to that time, any of the events described in Sections 9(k), 9(l) and 9(m) shall have occurred or if the Underwriter shall decline to purchase the Stock for any reason permitted under this Agreement.

13. Reimbursement of Underwriter’s Expenses. If WP X or WP Partners shall fail to tender such party’s Stock for delivery to the Underwriter for any reason other than by reason of a default by the Underwriter or the Company, such party will reimburse the Underwriter for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriter in connection with this Agreement and the proposed purchase of the Stock, and upon demand such party shall pay the full amount thereof to the Underwriter. If the Underwriter shall decline to purchase the Stock for any reason permitted under this Agreement, the Company will reimburse the Underwriter for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriter in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Underwriter.

14. Research Analyst Independence. The Company acknowledges that the Underwriter’s research analysts and research departments are required to be independent from its respective investment banking divisions and are subject to certain regulations and internal policies, and that the Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by its independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the Underwriter’s investment banking divisions. The Company acknowledges that the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

15. No Fiduciary Duty. The Company, WP X and WP Partners acknowledge and agree that in connection with this offering, sale of the Stock or any other services the Underwriter may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriter: (i) no fiduciary or agency relationship between the Company, WP X and WP Partners, on the one hand, and the Underwriter, on the other, exists; (ii) the Underwriter is not acting as an advisor, expert or otherwise, to the Company, WP X or WP Partners, including, without limitation, with respect to the determination of the public offering price of the Stock, and such relationship between the Company, WP X and WP Partners, on the one hand, and the Underwriter, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriter may have to the Company, WP X and WP Partners shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriter and its respective affiliates may have interests that differ from those of the Company. The Company, WP X and WP Partners hereby waive any claims that the Company, WP X or WP Partners may have against the Underwriter with respect to any breach of fiduciary duty in connection with this offering.

16. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriter, shall be delivered or sent by mail or facsimile transmission to J.P. Morgan Securities LLC, Attention: Equity Syndicate Desk (Fax: (212-622-8358);

(b) if to WP X or WP Partners, shall be delivered or sent by mail or facsimile transmission to c/o Warburg Pincus LLC, 450 Lexington Avenue, New York, New York 10017-3140, Attention: Lora Giampetruzzi (Fax: 646-861-4769); and

(c) if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel (Fax: 610-740-1673), with a copy to Paul J. Jaskot, Reed Smith LLP, 215-851-8180 (Fax: 215-851-1420); and

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company, WP X and WP Partners shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriter.

17. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company, WP X, WP Partners and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the

Company, WP X and WP Partners contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriter and each person or persons, if any, who control the Underwriter within the meaning of Section 15 of the 1933 Act and (B) the indemnity agreement of the Underwriter contained in Section 10(c) of this Agreement shall be deemed to be for the benefit of the directors, officers and employees of the Company and any person controlling the Company within the meaning of Section 15 of the 1933 Act, WP X and WP Partners. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 17, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

18. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, WP X and WP Partners and the Underwriter contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

19. Definition of the Terms “Business Day” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in Pennsylvania are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405.

20. Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

21. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

22. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Remainder of page intentionally blank]

If the foregoing correctly sets forth the agreement among the Company, WP X, WP Partners and the Underwriter, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

NATIONAL PENN BANCSHARES, INC.

By:	/s/ Michael J. Hughes
	Name:	Michael J. Hughes
	Title:	Senior Executive Vice President and Chief Financial Officer

WARBURG PINCUS PRIVATE EQUITY X, L.P.

By:	Warburg Pincus X, L.P., its general partner
By:	Warburg Pincus X GP L.P., its general partner
By:	WPP GP LLC, its general partner
By:	Warburg Pincus Partners, L.P., its managing member
By:	Warburg Pincus Partners GP LLC, its general partner
By:	Warburg Pincus & Co., its managing member

By:	/s/ Michael E. Martin
	Name:	Michael E. Martin
	Title:	Partner

WARBURG PINCUS X PARTNERS, L.P.

By:	Warburg Pincus X, L.P., its general partner
By:	Warburg Pincus X GP L.P., its general partner
By:	WPP GP LLC, its general partner
By:	Warburg Pincus Partners, L.P., its managing member
By:	Warburg Pincus Partners GP LLC, its general partner
By:	Warburg Pincus & Co., its managing member

By:	/s/ Michael E. Martin
	Name:	Michael E. Martin
	Title:	Partner

[Signature Page to Underwriting Agreement]

Accepted:

J.P. MORGAN SECURITIES LLC

By:	/s/ Ricardo McKenzie Authorized Representative

[Signature Page to Underwriting Agreement]

SCHEDULE 1

Sellers	Number of Shares of Stock
Warburg Pincus Private Equity X, L.P.	11,206,564

Warburg Pincus X Partners	358,508

Total	11,565,072

SCHEDULE 2

PERSONS DELIVERING LOCK-UP AGREEMENTS

Directors

Thomas A. Beaver

Scott V. Fainor

Jeffrey P. Feather

Donna D. Holton

Thomas L. Kennedy

Patricia L. Langiotti

Christian F. Martin IV

Michael E. Martin

Natalye Paquin

R. Chadwick Paul Jr.

C. Robert Roth

Wayne R. Weidner

Officers

Sandra L. Bodnyk

Michael J. Hughes

Sean P. Kehoe

David B. Kennedy

Tito L. Lima

Stephen C. Lyons

SCHEDULE 3

“Applicable Time” means 4:05 p.m (Eastern time) on the date of this Agreement or such other time as agreed by the Company and the Underwriter.

“Purchase Price” means $10.56 per share.

EXHIBIT A

LOCK-UP LETTER AGREEMENT

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

The undersigned, an officer and/or director of National Penn Bancshares, Inc., a Pennsylvania corporation (the “Company”), understands that you (the “Underwriter”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and Warburg Pincus Private Equity X, L.P., a Delaware limited partnership (“WP X”), and Warburg Pincus X Partners, L.P., a Delaware limited partnership (“WP Partners,” and together with WP X, “Warburg Pincus”) providing for the purchase by the Underwriter of shares (the “Stock”) of Common Stock, no par value per share (the “Common Stock”) of the Company, and that the Underwriter proposes to reoffer the Stock to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriter, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of the Underwriter, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person (other than any purchase by the Company of shares held by Warburg Pincus, LLC, WP X and WP Partners or any of their affiliates or any other party) at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock (the “Lock-up Securities”), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) make any demand or exercise any right to file, or cause to be filed, a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, for a period commencing on the date hereof and ending on the 60th day after the date of the Prospectus relating to the Offering (such 60-day period, the “Lock-Up Period”).

Notwithstanding the foregoing, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Underwriter, (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restriction set forth herein, or (ii) to any trust or family limited partnership for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust or general partner of the family limited partnership, as the case may be, agrees to be bound in writing by the restrictions set forth herein, provided further that any such transfer shall not involve a disposition for value. For purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, the undersigned may (i) sell or make deemed sales of Common Stock to the Company pursuant to net exercises or cashless exercises of options outstanding on the date hereof to the extent that such shares of Common Stock are not subsequently sold by the Company on the open market for a period commencing on the date of the Underwriting Agreement and ending 60 days after the date of the Underwriting Agreement and (ii) sell shares of Common Stock pursuant to any sales plan existing as of the date hereof and entered into by and between the Company and the undersigned pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if either of the Company or Warburg Pincus notifies the Underwriter that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Stock, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company, Warburg Pincus and the Underwriter will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter.

[Signature page follows]

2